UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2007

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On March 15, 2007, the Board of Directors of the Company approved adjustments in annual base salary for the executive officers of the Company as set forth below. The adjustment in annual base salary, which represented a 4% increase in base salary for each executive officer, was determined based upon the recommendations of a nationally recognized compensation consulting firm which the Company retains. The specific recommendations to the Company were based on a comparative analysis of ten to fifteen comparably sized and similarly located public banks. The following table summarizes the adjustment in annual base salary for each executive officer of the Company:

Name and Title of Executive Officer	Increase in Annual Base Salary*
Vincent F. Palagiano, Chairman of the Board and Chief Executive Officer	$25,600
Michael P. Devine, President and Chief Operating Officer	20,200
Kenneth J. Mahon, Executive Vice Presidentand Chief Financial Officer	14,480
Christopher D. Maher, Executive Vice President and Director of Retail Banking	12,000
Timothy B. King, Senior Vice President and Chief Investment Officer	9,920
Michael Pucella, Senior Vice President and Chief Accounting Officer	9,360
TOTALS	$91,560

* By authorization of the Board of Directors of the Company, the adjustment to base salary for each executive officer is effective as of January 1, 2007.

On March 15, 2007, the Board of Directors of the Company approved an increase from $700 to $800 in the meeting attendance fee paid to outside directors for all meetings of committees of the Company or its wholly-owned subsidiary, The Dime Savings Bank of Williamsburgh, with the exception of Audit Committee meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
By: ___________________________________________
Kenneth J. Mahon
Executive Vice President and Chief Financial Officer

Dated: March 19, 2007